SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C.  20549

                              FORM 8-K


                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)      May 5, 1997



                      THE YORK WATER COMPANY
       (Exact name of Registrant as specified in its Charter)



Pennsylvania                        0-690              23-1242500
(State or other jurisdiction    (Commission      (I.R.S. Employer
 of incorporation)              File Number)  Identification No.)



130 East Market Street, York, Pennsylvania                  17401
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number including Area Code    717-845-3601





   (Former name or former address, if changed since last report.)
   FORM 8-K



ITEM 5, OTHER EVENTS



     On May 5, 1997, The York Water Company Board of Directors approved a four-for-one split of the Company's Common Stock.
This action followed the Company's Annual Meeting of Shareholders at which the shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation providing for a substantial increase in authorized capital from 1.2 million to 6 million shares of Common Stock, the elimination of par value of the capital stock, and the authorization of 500,000 shares of Series Preferred Stock. Both the stock split and the elimination of par value of the capital stock are subject to approval by the Pennsylvania Public Utility Commission. The Board of Directors will determine the record date for the stock split after the PUC acts on the Company's application.

                             SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       The York Water Company
                                            (Registrant)


Dated:  May 5, 1997                    By:
                                            (William T. Morris)
                                                President